                                                                    EXHIBIT 4.16

                     TEEKAY SHIPPING CORPORATION, as Issuer

                                       TO

                  U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee

                                    INDENTURE

                            Dated as of June 22, 2001

                                  $250,000,000

                      8.875% Senior Notes Due July 15, 2011

                           TEEKAY SHIPPING CORPORATION

               Reconciliation and tie between Trust Indenture Act
                of 1939 and Indenture, dated as of June 22, 2001

Trust Indenture                     Indenture
Act Section                         Section
---------------                     ---------
ss.310(a)(1)                        6.09

      (a)(2)                        6.09

      (a)(3)                        Not Applicable

      (a)(4)                        Not Applicable

      (b)                           6.08, 6.10

ss.311(a)                           6.13

      (b)                           6.13

ss.312(a)                           7.01, 7.02

      (b)                           7.02

      (c)                           7.02

      (b)                           7.03

      (c)                           7.03

      (d)                           7.03

ss.314(a)                           7.04

      (a)(4)                        10.11

      (b)                           Not Applicable

      (c)(1)                        1.02

      (c)(2)                        1.02

      (c)(3)                        Not Applicable

      (d)                           Not Applicable

      (e)                           10.11

                                       i

Trust Indenture                     Indenture
Act Section                         Section
---------------                     ---------

ss.315(a)                           6.01

      (b)                           6.02

      (c)                           6.03

      (d)                           6.01

      (d)(1)                        6.01

      (e)                           5.14

ss.316(a)                           1.01

      (a)(l)(A)                     5.02, 5.12

      (a)(l)(B)                     5.13

      (a)(2)                        Not Applicable

      (b)                           5.08

ss.317(a)(1)                        5.03

      (a)(2)                        5.04

      (b)                           10.03

ss.318(a)                           1.07

                                TABLE OF CONTENTS

RECITALS OF THE COMPANY....................................................    1

ARTICLE I    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.......    1

     SECTION 1.01      Definitions.........................................    1
     SECTION 1.02      Compliance Certificates and Opinions................   14
     SECTION 1.03      Form of Documents Delivered to Trustee..............   15
     SECTION 1.04      Acts of Holders; Record Date........................   15
     SECTION 1.05      Notices, Etc., to Trustee and Company...............   17
     SECTION 1.06      Notice to Holders: Waiver...........................   17
     SECTION 1.07      Conflict with Trust Indenture Act...................   18
     SECTION 1.08      Effect of Headings and Table of Contents............   18
     SECTION 1.09      Successors and Assigns..............................   18
     SECTION 1.10      Separability Clause.................................   18
     SECTION 1.11      Benefits of Indenture...............................   18
     SECTION 1.12      Governing Law.......................................   18
     SECTION 1.13      Legal Holidays......................................   18
     SECTION 1.14      Consent to Service; Jurisdiction....................   19
     SECTION 1.15      Conversion of Currency..............................   19

ARTICLE II   FORMS OF SECURITY.............................................   20

     SECTION 2.01      Forms Generally.....................................   20
     SECTION 2.02      Form of Face of Security............................   21
     SECTION 2.03      Form of Reverse of Security.........................   25
     SECTION 2.04      Form of Trustee's Certificate of Authentication.....   28

ARTICLE III  THE SECURITIES................................................   29

     SECTION 3.01      Title and Terms.....................................   29
     SECTION 3.02      Denominations.......................................   30
     SECTION 3.03      Execution, Authentication, Delivery and Dating......   30
     SECTION 3.04      Temporary Securities................................   31
     SECTION 3.05      Registration, Registration of Transfer and
                         Exchange Generally; Restrictions on Transfer and
                         Exchange; Securities Act Legends..................   31
     SECTION 3.06      Mutilated, Destroyed, Lost and Stolen Securities....   36
     SECTION 3.07      Payment of Interest; Interest Rights Preserved......   37
     SECTION 3.08      Persons Deemed Owners...............................   38
     SECTION 3.09      Cancellation........................................   38
     SECTION 3.10      Computation of Interest.............................   38
     SECTION 3.11      CUSIP Numbers.......................................   38


ARTICLE IV   SATISFACTION AND DISCHARGE....................................   39

     SECTION 4.01      Satisfaction and Discharge of Indenture.............   39
     SECTION 4.02      Application of Trust Money..........................   40

ARTICLE V    REMEDIES......................................................   40

     SECTION 5.01      Events of Default...................................   40
     SECTION 5.02      Acceleration of Maturity; Rescission and Annulment..   42
     SECTION 5.03      Collection of Indebtedness and Suits for
                         Enforcement by Trustee............................   42
     SECTION 5.04      Trustee May File Proofs of Claim....................   43
     SECTION 5.05      Trustee May Enforce Claims Without Possession of
                         Securities........................................   43
     SECTION 5.06      Application of Money Collected......................   44
     SECTION 5.07      Limitation on Suits.................................   44
     SECTION 5.08      Unconditional Right of Holders to Receive Stated
                         Amount at Maturity, Premium and Interest..........   44
     SECTION 5.09      Restoration of Rights and Remedies..................   45
     SECTION 5.10      Rights and Remedies Cumulative......................   45
     SECTION 5.11      Delay or Omission Not Waiver........................   45
     SECTION 5.12      Control by Holders..................................   45
     SECTION 5.13      Waiver of Past Defaults.............................   45
     SECTION 5.14      Undertaking for Costs...............................   46
     SECTION 5.15      Waiver of Stay or Extension Laws....................   46
     SECTION 5.16      No Personal Liability of Incorporators,
                         Shareholders, Officers, Directors or Employees....   46

ARTICLE VI   THE TRUSTEE...................................................   46

     SECTION 6.01      Certain Duties and Responsibilities.................   46
     SECTION 6.02      Notice of Defaults..................................   47
     SECTION 6.03      Certain Rights of Trustee...........................   47
     SECTION 6.04      Not Responsible for Recitals or Issuance of
                         Securities........................................   48
     SECTION 6.05      May Hold Securities.................................   48
     SECTION 6.06      Money Held in Trust.................................   48
     SECTION 6.07      Compensation and Reimbursement......................   48
     SECTION 6.08      Disqualification: Conflicting Interests.............   49
     SECTION 6.09      Corporate Trustee Required; Eligibility.............   49
     SECTION 6.10      Resignation and Removal; Appointment of Successor...   49
     SECTION 6.11      Acceptance of Appointment by Successor..............   50
     SECTION 6.12      Merger, Conversion, Consolidation or Succession to
                         Business..........................................   50
     SECTION 6.13      Preferential Collection of Claims Against Company...   51
     SECTION 6.14      Appointment of Authenticating Agent.................   51


ARTICLE VII  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.............   52

     SECTION 7.01      Company to Furnish Trustee Names and Addresses of
                         Holders...........................................   52
     SECTION 7.02      Preservation of Information; Communications to
                         Holders...........................................   52
     SECTION 7.03      Reports by Trustee..................................   53
     SECTION 7.04      Reports by Company..................................   53

ARTICLE VIII CONSOLIDATIONS, MERGERS AND CERTAIN SALES OF ASSETS...........   53

     SECTION 8.01      The Company May Consolidate, Etc. Only on Certain
                         Terms.............................................   53
     SECTION 8.02      Successor Substituted...............................   54

ARTICLE IX   SUPPLEMENTAL INDENTURES.......................................   54

     SECTION 9.01      Supplemental Indentures Without Consent of Holders..   54
     SECTION 9.02      Supplemental Indentures with Consent of Holders.....   55
     SECTION 9.03      Execution of Supplemental Indentures................   56
     SECTION 9.04      Effect of Supplemental Indentures...................   56
     SECTION 9.05      Conformity with Trust Indenture Act.................   56
     SECTION 9.06      Reference in Securities to Supplemental Indentures..   56

ARTICLE X    COVENANTS.....................................................   56

     SECTION 10.01     Payment of Stated Amount at Maturity, Premium and
                         Interest..........................................   56
     SECTION 10.02     Maintenance of Office or Agency.....................   56
     SECTION 10.03     Money for Security Payments to be Held in Trust.....   57
     SECTION 10.04     Corporate Existence.................................   58
     SECTION 10.05     Maintenance of Properties...........................   58
     SECTION 10.06     Payment of Taxes and Other Claims...................   58
     SECTION 10.07     Maintenance of Insurance............................   59
     SECTION 10.08     Limitation on Liens.................................   59
     SECTION 10.09     Change of Control Triggering Event..................   59
     SECTION 10.10     Provision of Financial Information..................   60
     SECTION 10.11     Statement By Officers as to Default; Compliance
                         Certificates......................................   60
     SECTION 10.12     Waiver of Certain Covenants.........................   61
     SECTION 10.13     Indemnification of Judgment Currency................   61
     SECTION 10.14     Payments for Consent................................   61
     SECTION 10.15     Additional Amounts..................................   61

ARTICLE XI   REDEMPTION OF SECURITIES......................................   63

     SECTION 11.01     Right of Redemption.................................   63
     SECTION 11.02     Applicability of Article............................   64
     SECTION 11.03     Election to Redeem; Notice to Trustee...............   64
     SECTION 11.04     Selection by Trustee of Securities to Be Redeemed...   64

                                       v


     SECTION 11.05     Notice of Redemption................................   64
     SECTION 11.06     Deposit of Redemption Price.........................   65
     SECTION 11.07     Securities Payable on Redemption Date...............   65
     SECTION 11.08     Securities Redeemed in Part.........................   65

ARTICLE XII  DEFEASANCE AND COVENANT DEFEASANCE............................   66

     SECTION 12.01     Company's Option to Effect Defeasance or Covenant
                         Defeasance........................................   66
     SECTION 12.02     Defeasance and Discharge............................   66
     SECTION 12.03     Covenant Defeasance.................................   66
     SECTION 12.04     Conditions to Defeasance or Covenant Defeasance.....   67
     SECTION 12.05     Deposited Money and United States Government
                         Obligations to be Held in Trust: Other
                         Miscellaneous Provisions..........................   68
     SECTION 12.06     Reinstatement.......................................   69

                                     ANNEXES

Annex A      Form of Regulation S Certificate..............................  A-1

Annex B      Form of Restricted Securities Certificate.....................  B-1

               INDENTURE, dated as of June 22, 2001, between Teekay Shipping Corporation, a corporation duly incorporated and existing under the laws of the Republic of the Marshall Islands, as issuer (herein called the "Company"), having its principal operating office at 505 Burrard Street, Suite 1400, Vancouver, British Columbia, Canada, V7X IM5, and U.S. Trust Company of Texas, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

               The Company has duly authorized the creation of an issue of its 8.875% Senior Notes due July 15, 2011 of substantially the tenor and amount hereinafter set forth (the "Securities"), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. The Securities may consist of either or both Original Securities or Exchange Securities each as defined herein. The Original Securities and the Exchange Securities shall rank pari passu with one another and will vote as one series of Securities under this Indenture.

               All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

               Upon the effectiveness of an effective registration statement under the Securities Act, this Indenture will be subject to, and shall be governed by, applicable provisions of the Trust Indenture Act.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

               SECTION 1.01 Definitions.

               (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                    (1) the terms defined in this Article have the meanings
               assigned to them in this Article and include the plural as well as the singular;

                    (2) all other terms used herein which are defined in the
               Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), either directly or by reference therein, have the meanings assigned to them therein;

                    (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as consistently applied by the Company at the date of such computation;

                    (4) unless the context otherwise requires, any reference to an "Article" or a "Section", or to an "Annex" or a "Schedule", refers to an Article or Section of, or to an Annex or a Schedule attached to, this Indenture, as the case may be;

                    (5) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

                    (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               (b) Certain terms, used principally in Article Six, are defined in that Article. Other terms are defined as follows:

               "Acquired Debt" means Debt of a Person existing at the time such Person became a Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

               "Additional Amounts" has the meaning specified in Section 10.15.

               "Additional Interest" has the meaning specified in Section 2.02.

               "Additional Securities" means any additional Securities that may be issued under a supplemental indenture after the date that the Securities are first issued by the Company and authenticated by the Trustee under this Indenture, which shall rank pari passu with the Securities initially issued in all respects.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing.

               "Agent Members" has the meaning specified in Section 3.05.

               "Applicable Procedures" has the meaning specified in
Section 3.05.

               "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

               "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board authorized to act for it in respect thereof.

               "Board Resolution" means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York or such other city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to close.

               "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

               "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or ownership interests, whether outstanding prior to or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

               "Change of Control" has the meaning specified in Section 10.09.

               "Change of Control Triggering Event" is defined to mean the occurrence of a Change of Control and a Rating Decline.

               "Clearstream" has the meaning specified in Section 2.01.

               "Closing Date" has the meaning specified in Section 2.02.

               "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company (or its successor Person) by its Chief Executive Officer, its President or a Vice-President, and by its Chief Financial Officer, its Vice-President, Finance, its Treasurer, an Assistant Treasurer, its Controller, its Corporate Secretary or an Assistant Secretary, and delivered to the Trustee.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a Maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable Maturity to the remaining term of the Securities.

               "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 Quotations for United States Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

               "Corporate Trust Office" means the office of the Trustee or its affiliate at which at any particular time its corporate trust business may be administered and any additional office it may designate in writing to the Company. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 114 West 47th Street, New York, NY 10036, Attention:
Corporate Trust Administration.

               "corporation" means a corporation, association, company, joint-stock company, limited liability company, partnership or business trust.

               "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this indenture or becomes a party or a beneficiary thereafter.

               "Debt" is defined to mean, with respect to any Person at any date of determination (without duplication):

               (1) all debt of such Person for borrowed money,

               (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

               (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

               (4) all obligations of such Person to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables,

               (5) all obligations of such Person as lessee under Capitalized Leases,

               (6) all Debt of Persons other than such Person secured by a Lien on any asset of such person, whether or not such Debt is assumed by such Person; provided that the amount of such Debt shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Debt,

               (7) all Debt of Persons other than such Person guaranteed by such Person to the extent such Debt is guaranteed by such Person, and

               (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP; and provided further that Debt shall not include any liability for federal, state, local, foreign or other taxes.

               "Default" is defined to mean any event that is, or after the passage of time or both would be, an Event of Default.

               "Defaulted Interest" has the meaning specified in Section 3.07.

               "Euroclear" has the meaning specified in Section 2.01.

               "Event of Default" has the meaning specified in Section 5.01.

               "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

               "Exchange and Registration Rights Agreement" has the meaning specified in Section 2.02.

               "Exchange Offer" has the meaning specified in Section 2.02.

               "Exchange Registration Statement" has the meaning specified in
Section 2.02.

               "Exchange Securities" means the 8.875% Senior Notes due July 15, 2011 of the Company, issued pursuant to the Exchange Offer and their Successor Securities.

               "Expiration Date" has the meaning specified in Section 1.04.

               "generally accepted accounting principles" and "GAAP" are defined to mean generally accepted accounting principles in the United States as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to:

               (1) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17; and

               (2) any non-recurring charges associated with the adoption, after the date of the indenture, of Financial Accounting Standard Nos. 106 and 109.

               "Global Security" means a Security that is registered in the Security Register in the name of the United States Depository or its nominee.

               "Governing Board Members" means the individuals serving as members of the protectorate or governing boards of (x) the Trusts or their respective trustees or (y) if the individuals serving as members of the protectorate or governing boards of the Trusts or their respective trustees immediately prior to any restructuring or dissolution of the Trusts or any transfer of Capital Stock of the Company held directly or indirectly thereby represent at least a majority of the members of the protectorate or governing board of the trust (or trustee thereof) or other entity replacing the Trusts as a direct or indirect owner of all, or substantially all, Capital Stock of the Company held directly or indirectly by the Trusts immediately prior to such restructuring, dissolution or transfer, such replacement trust (or its trustee) or entity, together with any new members whose election or appointment was approved by at least two-thirds of the members of such boards or board.

               "Gradation" is defined to mean a gradation within a Rating Category or a change to another Rating Category, which shall include:

               (1) "+" and "-" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation),

               (2) 1 and 2 in the case of Moody's current Rating Categories (e.g., a decline from B1 to B2 would constitute a decrease of one gradation), or

               (3) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.

               "Holder" means a person in whose name a Security is registered in the Security Register.

               "Incur" means with respect to any Debt, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt, including an incurrence of Acquired Debt by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Debt.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the Annexes attached to this instrument.

               "Independent Investment Banker" means Goldman, Sachs & Co. or its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Company.

               "Interest Payment Date" has the meaning specified in
Section 2.02.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

               "Investment Grade" is defined to mean:

               (1) BBB- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P);

               (2) Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's); and

               (3) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.


               "Lien" is defined to mean, any mortgage, lien, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

               "Maturity", when used with respect to any Security, means the date on which the stated amount at Maturity of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.

               "Moody's" is defined to mean Moody's Investors Service, Inc. and its successors.

               "Notice of Default" means a written notice of the kind specified in Section 5.01(a)(4).

               "Offer" has the meaning specified in the definition of Offer to Purchase.

               "Offer Expiration Date" has the meaning specified in the definition of Offer to Purchase.

               "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders of the Securities to make an informed decision with respect to the Offer to Purchase (which at a minimum will include):

               (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer),

               (2) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (1) (including a description of the events requiring the Company to make the Offer to Purchase),

               (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and

               (4) any other information required by applicable law to be included therein.

The Offer shall contain all instructions and materials necessary to enable such Holders of the Securities to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

               (1) the section of this Indenture pursuant to which the Offer to Purchase is being made;

               (2) the Expiration Date and the Purchase Date;

               (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

               (4) the purchase price to be paid by the Company for each U.S.$1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

               (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of U.S.$1,000 principal amount;

               (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

               (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

               (8) that on the Purchase Date, the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

               (9) that each Holder of the Securities electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

               (10) that Holders of the Securities will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the

Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

               (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

               (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

               "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Vice President, Finance, the Treasurer, an Assistant Treasurer, the Controller, the Corporate Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

               "Original Securities" means the Securities sold by the Company to the Purchasers pursuant to the Purchase Agreement.

               "Outstanding" when used with respect to Securities, means, as of the date of determination, all Securities therefore authenticated and delivered under this Indenture, except:

               (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (2) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (3) Securities, except to the extent provided in Sections 12.02 and 12.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

               (4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or other action, only Securities which the Trustee knows to be so owned by written notice delivered at its notice address specified in Section
1.05 hereof, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

               "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

               "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company, which initially shall be the Trustee.

               "Permitted Holder" is defined to mean the Trusts, a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member), or any holding company, more than 50% of the total voting power of the Voting Stock of which is, at the time of any transfer of Capital Stock of the Company by the Trusts or any such other holding company, "beneficially owned" by the Trusts or a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member).

               "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

               "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

               "Purchase Agreement" means the Purchase Agreement dated June 18, 2001 between the Company and the Purchasers.

               "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

               "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

               "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

               "Purchasers" means Goldman, Sachs & Co., Morgan Stanley & Co Incorporated, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., J.P. Morgan Securities Inc., Fleet Securities, Inc., and Scotia Capital (USA) Inc.

               "Rating Agencies" is defined to mean:

               (1) S&P and Moody's; or

               (2) if S&P or Moody's or both of them are not making ratings of the Securities publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

               "Rating Category" is defined to mean:

               (1) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

               (2) with respect to Moody's, any of the following categories:
Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories);
and

               (3) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

               "Rating Decline" is defined to mean that at any time within 90 days (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the intention of the Company or of any person to effect a Change of Control, the rating of the Securities is decreased by both Rating Agencies by one or more Gradations and the rating by such Rating Agencies on the Securities following such downgrade is below Investment Grade.

               "Redemption Date" when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

               "Redemption Price" when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

               "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co. and any other primary United States Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Goldman, Sachs & Co., provided however, that if Goldman, Sachs & Co. or any of its designees shall cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Company.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

               "Registration Default" has the meaning specified in Section 2.02.

               "Regular Record Date" has the meaning specified in Section 2.02.

               "Regulation S" means Regulation S under the Securities Act.

               "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

               "Regulation S Global Security" has the meaning specified in
Section 2.01.

               "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.02 to be placed upon a Regulation S Security.

               "Regulation S Securities" means all Securities required pursuant to Section 3.05(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

               "Relevant Debt" means any debt for borrowed money in the form of bonds, notes, debentures or other debt securities issued by way of public offering or private placement, including any guarantee or indemnity given in respect of debt of any third party for money borrowed in the form of bonds, notes, debentures or other debt securities issued by way of a public offering or private placement, but, for greater clarity, shall not include loans (or collateral debt securities relating to such loans) made by banks or other financial institutions, customers or strategic partners.

               "Restricted Global Security" has the meaning specified in
Section 2.01.

               "Restricted Securities" means a restricted security within the meaning of Rule 144 and all Securities required pursuant to Section 3.05(c) to bear a Restricted Securities Legend. Such term includes the Restricted Global Security.

               "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex B.

               "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section
2.02 to be placed upon a Restricted Security.

               "Rule 144" means Rule 144 under the Securities Act.

               "Rule 144A" means Rule 144A under the Securities Act.

               "S&P" is defined to mean Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York Corporation and its successors.

               "Securities Act" means the United States Securities Act of 1933, as amended, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

               "Securities Act Legend" means a Restricted Securities Legend or a Regulation S Legend.

               "Security" and "Securities" have the meaning set forth in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Additional Securities that may be issued under a supplemental indenture and, for purposes of this Indenture, both the Securities and the Additional Securities shall vote together as one series of Securities under this Indenture.

               "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

               "Shelf Registration Statement" has the meaning specified in
Section 2.02.

               "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

               "Stated Maturity" is defined to mean (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(2) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

               "Subsidiary" is defined to mean, with respect to the Company, any business entity of which more than 50% of the outstanding Voting Stock is owned directly or indirectly by the Company and one or more other Subsidiaries of the Company.

               "Successor Company" has the meaning specified in Section 8.02.

               "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

               "Taxing Jurisdiction" is defined to mean the Republic of the Marshall Islands or any jurisdiction from or through which payment on the Securities is made, or any political subdivision thereof, or any authority or agency therein or thereof having power to tax.

               "Treasury Yield" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to Maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

               "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1933.

               "Trusts" is defined to mean, collectively, the Cirrus Trust, a trust organized under the laws of the Turks and Caicos Islands, and the JTK Trust, a trust organized under the laws of the Bahamas, which as of May 25, 2001 owned approximately 36.1% and 7.2% of the outstanding Common Stock of the Company, respectively.

               "United States" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

               "United States Depositary" means The Depository Trust Company until a successor United States Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "United States Depositary" shall mean each successor United States Depositary.

               "U.S. Dollars" and "$" means such coin or currency of the United States which is legal tender for payment of public and private debts.

               "United States Government Obligations" has the meaning specified in Section 12.04.

               "United States Government Securities" is defined to mean securities that are direct obligations of the United States, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States, trust receipts or other evidence of indebtedness of a direct claim upon the instrument described above and money market mutual funds that invest solely in such securities.

               "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

               "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or similar governing body of such Person.

               SECTION 1.02 Compliance Certificates and Opinions.

               (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

               (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.11(a)) shall include

                    (1) a statement that each individual signing such
               certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                    (2) a brief statement as to the nature and scope of the
               examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of each such
               individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel, may be limited to reliance on an Officers' Certificate as to matters of fact); and

                    (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with (provided that, with respect to matters of fact in Opinions of Counsel, counsel may rely on Officers Certificates or certificates of public officials.

               SECTION 1.03 Form of Documents Delivered to Trustee.

               (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               SECTION 1.04 Acts of Holders; Record Date.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and the Holders bound thereby. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Securities (including the stated amount at Maturity and serial numbers of Securities held by any Person, and the date of holding the same) shall be proved by the Security Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite stated amount at Maturity of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite stated amount at Maturity of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.06.

               (f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 5.02, (3) any request to institute proceedings referred to in Section 5.07(b) or (4) any direction referred to in
Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite stated amount at Maturity of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite stated amount at Maturity of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.06.

               (g) With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

               (h) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the stated amount at Maturity of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

               SECTION 1.05 Notices, Etc., to Trustee and Company.

               Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office in the City of New York, Attention: Trust Administration in each case.

               (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

               SECTION 1.06 Notice to Holders: Waiver.

               (a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

               SECTION 1.07 Conflict with Trust Indenture Act.

               Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

               SECTION 1.08 Effect of Headings and Table of Contents.

               The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 1.09 Successors and Assigns.

               All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

               SECTION 1.10 Separability Clause.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 1.11 Benefits of Indenture.

               Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

               SECTION 1.12 Governing Law.

               THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               SECTION 1.13 Legal Holidays.

               In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or stated amount at Maturity (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.

               SECTION 1.14 Consent to Service; Jurisdiction.

               (a) The Company and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and the Company agrees that any legal suit, action or proceeding arising out of or relating to the Securities, may be instituted in any federal or state court in the Borough of Manhattan, the City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding.

               (b) The Company hereby designates and appoints Watson, Farley & Williams, New York, New York as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities which may be instituted in any federal or state court in the Borough of Manhattan, the City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of New York, New York specified above and any domicile it may have in the future as its domicile to receive any notice hereunder (including service of process). Service of process, to be effective upon the Trustee, must be served at the Trustee's Corporate Trust Office in The City of New York. If for any reason Watson, Farley & Williams, New York, New York (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

               SECTION 1.15 Conversion of Currency.

               The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture in the event the Company is in default under the terms of this
Indenture:

               (a) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in U.S. Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

               (b) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional amount (or, as the case may be, be refunded such lesser amount), if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in U.S. Dollars originally due.

               (c) In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities of this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustees harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars due or contingently due under the Securities and this Indenture (other than under this Subsection (c)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (c), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

               (d) The obligations contained in Subsections (b) and (c) of this
Section 1.15 shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holders or the Trustees or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under subsection (c) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them which shall be liable for such deficiency. In the case of Subsection (c) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

               (e) The term "rate(s) of exchange" shall mean the rate of exchange quoted by The Bank of New York as its central foreign exchange desk in its head office in New York, New York at 12:00 noon (New York City time) for the purchases of U.S. Dollars with the judgment currency other than U.S. Dollars referred to in subsections (a) and (c) above and includes any premiums and costs of exchange payable.

               (f) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 1.15 and shall have no liability to the Holders due to fluctuations in currency rates.

                                   ARTICLE II
                                FORMS OF SECURITY

               SECTION 2.01 Forms Generally.

               (a) The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

               (b) The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, provided that such manner is permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

               (c) In certain cases described elsewhere herein, the legends set forth in the first, second and third paragraphs of Section 2.02 may be omitted from Securities issued hereunder.

               (d) Original Securities offered and sold in their original distribution in reliance on Rule 144A shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in Sections 2.02 and 2.03, with such applicable legends as are provided for in Section 2.02, except as otherwise permitted herein, and shall be registered in the name of the United States Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the United States Depositary, or such other office of the Trustee or its affiliate at which its corporate trust operations as custodian for the United States Depositary are conducted, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the United States Depositary to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities, together with their Successor Securities which are Global Securities other than the Regulation S Global Security (as defined herein), are collectively herein called the "Restricted Global Security." The aggregate stated amount at Maturity of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the United States Depositary, in connection with a corresponding decrease or increase in the aggregate stated amount at Maturity of the Regulation S Global Security, as hereinafter provided.

               (e) Original Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Global Securities (collectively, the "Regulation S Global Security") in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in Sections 2.02 and 2.03, with such applicable legends as are provided for in Section 2.02, except as otherwise permitted herein. Such Global Securities shall be registered in the name of the United States Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the United States Depositary, or such other office of the Trustee or its affiliate at which its corporate trust operations as custodian for the United States Depositary are conducted, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at the United States Depositary of the depositories for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear Clearance System ("Euroclear"), or for Clearstream Banking, societe anonyme ("Clearstream"), in turn for credit to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct) in accordance with the rules thereof. The aggregate stated amount at Maturity of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the United States Depositary, in connection with a corresponding decrease or increase in the aggregate stated amount at Maturity of the Restricted Global Security, as hereinafter provided.

               SECTION 2.02 Form of Face of Security.

               [INCLUDE IF SECURITY IS A RESTRICTED SECURITY OR A REGULATION S SECURITY - THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

               THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

               THIS SECURITY WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER UNLESS THE REGISTRAR OR TRANSFER AGENT IS SATISFIED THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE INDENTURE. ]

               [INCLUDE IF SECURITY IS A GLOBAL SECURITY - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

               [INCLUDE IF SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS THE UNITED STATES DEPOSITARY - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                           TEEKAY SHIPPING CORPORATION

                      8.875% Senior Notes due July 15, 2011

CUSIP NO.____
ISIN NO.

No.                        $

               Teekay Shipping Corporation, a corporation duly incorporated and existing under the laws of the Republic of the Marshall Islands (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the stated amount at maturity of __________ U.S. Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -, which stated amount at maturity may from time to time be increased or decreased to such other stated amounts at maturity, as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on July 15, 2011, and to pay interest thereon at a rate of 8.875% per annum in cash semi-annually to the Holder of record at the close of business on January 1 and July 1, as the case may be, (the "Regular Record Date") immediately preceding the applicable Interest Payment Date, on January 15 and July 15 of each year (the "Interest Payment Dates"), commencing on January 15, 2002. This Security will bear interest on the overdue stated amount at maturity and premium, if any, and to the extent permitted by law, overdue interest at a rate of 8.875% plus 1% per annum; [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT -- provided that if
(i) the Company has not filed a registration statement (the "Exchange Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering a security substantially similar to this Security (except that such Security will not contain terms with respect to transfer restrictions or provision for the additional interest described below) pursuant to an exchange offer (the "Exchange Offer") within 60 days following the date of original issuance of this Security (the "Closing Date"), or, if applicable, a registration statement registering this Security for resale (a "Shelf Registration Statement") within 30 days following the Company's obligation to file as more particularly set forth in the exchange and registration rights agreement entered into as of June 22, 2001, by the Company and the initial purchasers of the Original Securities (the "Exchange and Registration Rights Agreement"), (ii) such Exchange Registration Statement, if applicable, has not become effective within 180 days following the Closing Date or the Shelf Registration Statement has not become effective within 120 days after being filed, or (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Registration Statement or (iv) any Exchange Registration Statement or Shelf Registration Statement required by the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or usable (except as specifically permitted therein) without being succeeded promptly by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (iv), a "Registration Default"), then, with respect to each Holder to which such Registration Default applies, the per annum interest rate borne by this Security shall increase (such increase referred to as "Additional Interest") by adding 0.5% for the first 90 day period from the occurrence of the Registration Default and by an additional 0.5% thereafter for each subsequent 90-day period (to a maximum additional interest rate of 1.5%) until such time as the Registration Default is no longer in effect with respect to such Holder, at which time such interest rate shall be reduced to 8.875% per annum.

               The cash interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT --; provided that any accrued and unpaid interest (including Additional Interest) on this Security upon the issuance of any Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which states the Special Record Date, the payment date (which shall be not less than five nor more than 10 days after the Special Record Date), and the amount to be paid, and such notice shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.

               Payment of the stated amount at maturity of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on this Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                        TEEKAY SHIPPING CORPORATION


                                        By:
                                            ------------------------------------
                                            Title:

               SECTION 2.03 Form of Reverse of Security.

               This Security is one of a duly authorized issue of Securities of the Company designated as its 8.875% Senior Notes due July 15, 2011 (herein called the "Securities"), issued and to be issued under an indenture dated as of June 22, 2001 (herein called the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

               As provided for in the Indenture, the Company may, subject to certain limitations, from time to time, without notice or other consent of the Holders, create and issue Additional Securities ranking pari passu with the Securities issued the date hereof so that such Additional Securities shall be consolidated and form a single series with the Securities initially issued by the Company and shall have the same terms as to status, redemption or otherwise as Securities originally issued. Any Additional Securities shall be issued with the benefit of any indenture supplemental to the Indenture.

               At the Company's option, the Company may redeem the Securities in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 50 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

               The Securities shall be subject to redemption, at the option of the Company, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Securities at the addresses appearing in the Security Register at a redemption price equal to 100% of the principal amount of the Securities plus accrued interest to but excluding the Redemption Date if the Company has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts as a result of any change or amendment to the laws (including any regulations promulgated thereunder) of any Taxing Jurisdiction, or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after June 22, 2001.

               If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed by such method as the Trustee shall deem fair and appropriate in the aggregate principal amount specified by the Company. The Trustee may select for redemption Securities and portions of Securities in amounts of U.S.$1,000 or whole multiples of U.S.$1,000.

               The Securities do not have the benefit of any sinking fund obligations.

               In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default shall occur and be continuing, the stated amount at maturity of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture provides that, subject to certain conditions, if a Change of Control Triggering Event occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

               The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               The Holder of this Security (and any Person that has a beneficial interest in this Security) is entitled to the benefits of the Exchange and Registration Rights Agreement. The Exchange and Registration Rights Agreement provides that the rate of interest borne by the Securities is subject to increase for specified periods if the Company does not comply with certain of its obligations thereunder. Such provisions of the Exchange and Registration Rights Agreement are hereby incorporated by reference and made a part hereof, and the Company shall promptly notify the Trustee of the occurrence of any Registration Default under the Exchange and Registration Rights Agreement.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the stated amount at maturity of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate stated amount at maturity, will be issued to the designated transferee or transferees.

               The Securities are issuable only in registered form without coupons in stated amounts of $1,000 at maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate stated amount at maturity of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.09 of the Indenture, check the box:

                  r

               If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 10.09 of the Indenture, state the amount (which must be in multiples of $1,000):

                  $
                   --------------


Dated:                     Your Signature:
                                           -------------------------------------
                                           (Sign exactly as name appears on the
                                           other side of this Security)

Signature Guarantee:
                     ------------------------------------
                     (Signature must be guaranteed by
                     a member firm of the New York Stock
                     Exchange or a commercial bank or
                     trust company)


               SECTION 2.04 Form of Trustee's Certificate of Authentication.

               This is one of the Securities referred to in the within-mentioned Indenture.

                                        U.S. TRUST COMPANY OF TEXAS, N.A.,
                                        as Trustee



                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                  ARTICLE III
                                 THE SECURITIES

               SECTION 3.01 Title and Terms.

               (a) The aggregate stated amount at Maturity of Securities which may be authenticated and delivered under this Indenture is not limited. The Company may issue Exchange Securities from time to time pursuant to an Exchange Offer, in each case pursuant to a Board Resolution and subject to Section 3.03, in authorized denominations in exchange for a like stated amount at Maturity of Original Securities. Upon any such exchange such Original Securities shall be cancelled in accordance with Section 3.09 and shall no longer be deemed Outstanding for any purpose.

               (b) The Securities shall be known and designated as the "8.875% Senior Notes due July 15, 2011" of the Company. Their Stated Maturity shall be July 15, 2011 and they shall bear interest thereon at a rate of 8.875% per annum in cash semi-annually to the Holder of record at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date, on the Interest Payment Date, commencing on January 15, 2002. This Security will bear interest on overdue stated amount at Maturity and premium, if any, and to the extent permitted by law, overdue interest at a rate of 8.875% plus 1% per annum. This Security will also bear additional interest in certain circumstances as provided in the Exchange and Registration Rights Agreement, which is hereby incorporated by reference herein. The Company shall promptly notify the Trustee of any Registration Default, as such term is defined in the Exchange and Registration Rights Agreement;

               (c) The stated amount at Maturity of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, City of New York, New York maintained for such purpose or at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               (d) The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Section 10.09.

               (e) The Securities shall be redeemable as provided in Article XI.

               (f) The Securities shall be subject to defeasance at the option of the Company as provided in Article XII.

               (g) Unless the context otherwise requires, the Original Securities and the Exchange Securities shall constitute one series for all purposes under this Indenture, including with respect to any amendment, waiver, acceleration or other Act of Holders, redemption or Offer to Purchase.

               (h) Additional Securities ranking pari passu with the Securities issued the date hereof may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single series with the Securities initially issued and shall have the same terms as to status, redemption or otherwise as the Securities originally issued. Any Additional Securities shall be issued with the benefit of an indenture supplemental to this Indenture.

               SECTION 3.02 Denominations.

               The Securities shall be issuable only in registered form without coupons and only in stated amounts of $1,000 at Maturity and any integral multiple thereof.

               SECTION 3.03 Execution, Authentication, Delivery and Dating.

               (a) The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer or Corporate Secretary. The signature of any of these officers on the Securities may be manual or facsimile.

               (b) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Original Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Original Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Original Securities as in this Indenture provided and not otherwise.

               (d) At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Securities and like stated amount at Maturity of Original Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. Each such Company Order shall state, among other things, that all conditions hereunder precedent to the authentication and delivery of such Exchange Securities have been complied with and shall be accompanied by an Opinion of Counsel stating in substance that such Exchange Securities have been duly executed and, when such Securities have been duly authenticated and delivered by the Trustee, will be duly issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (e) Each Security shall be dated the date of its authentication.

               (f) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

               (g) In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee upon Company Order of the successor Person, shall authenticate and deliver replacement Securities as specified in such request for the purpose of such exchange. If replacement Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time outstanding held by such Holder for Securities authenticated and delivered in such new name.

               SECTION 3.04 Temporary Securities.

               (a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

               (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

               SECTION 3.05 Registration, Registration of Transfer and Exchange Generally; Restrictions on Transfer and Exchange; Securities Act Legends.

               (a) Registration, Registration of Transfer and Exchange
Generally.

                    (1) The Company shall cause to be kept at the Corporate
               Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. Such Security Register shall distinguish between Original Securities and Exchange Securities.

                    (2) Upon surrender for registration of transfer of any
               Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the

               Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate stated amount at Maturity bearing such restrictive legends as may be required by this Indenture.

                    (3) At the option of the Holder, and subject to the other
               provisions of this Section 3.05, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate stated amount at Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.05, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                    (4) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and (except for the differences between Original Securities and Exchange Securities provided for in this Indenture) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                    (5) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                    (6) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.08 or in accordance with any Offer to Purchase pursuant to Section 10.09 not involving any transfer.

                    (7) The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               (b) Certain Transfers and Exchanges.

                    (1) Notwithstanding any other provisions of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Subsection 3.05(b) shall be made only in accordance with this Subsection 3.05(b). Transfers and exchanges subject to this Subsection 3.05(b) shall also be subject to the other provisions of this Indenture that are not inconsistent with this Subsection 3.05(b).

                    (2) Unless and until (A) an Original Security is sold under an effective Registration Statement, or (B) an Original Security is exchanged for an Exchange Security in connection with an effective registration statement, pursuant to the Exchange and Registration Rights Agreement, the following provisions shall apply:

                         (i) Restricted Global Security to Regulation S Global
                    Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the United States Depositary, Euroclear and Clearstream, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Clause. Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given in accordance with the Applicable Procedures from any member of, or direct participants in, the United States Depositary ("Agent Members") directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Regulation S Global Security in a principal amount equal to that of the beneficial interest in the Restricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a Regulation S Certificate, substantially in the form of Annex A hereto given by the holder of such beneficial interest, the principal amount of the Restricted Global Security shall be reduced, and the principal amount of the Regulation S Global Security shall be increased, by the principal amount of the beneficial interest in the Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Trustee, as Security Registrar, and the Trustee, as Security Registrar, shall instruct the United States Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Regulation S Global Security having a principal amount equal to the amount so transferred.

                         (ii) Regulation S Global Security to Restricted Global
                    Security. If the holder of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Clause. Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a principal amount equal to that of the beneficial interest in the Regulation S Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) a Restricted Securities Certificate, substantially in the form of Annex B hereto given by the holder of such beneficial interest, the principal amount of the Regulation S Global Security shall be reduced, and the principal amount of the Restricted Global Security shall be increased, by the principal amount of the beneficial interest in the Regulation S Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Trustee, as Security Registrar, and the Trustee, as Security Registrar, shall instruct the United States Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security having a principal amount equal to the amount so transferred.

                         (iii) Non-Global Security for Non-Global Security. A
                    Security that bears a Securities Act Legend that it is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.05(a), provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security, then the Trustee shall have received
                    (A) a Restricted Securities Certificate substantially in the form attached hereto as Annex B and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, substantially in the form attached hereto as Annex A and duly executed by the transferee holder of his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Regulation S Security (subject in each case to Section 3.05(c)).

                         (iv) Interests in Regulation S Global Security to be
                    Held Through Euroclear or Clearstream. Interests in the Regulation S Global Security may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream, provided that this clause (iv) shall not prohibit any transfer in accordance with Subsection 3.05(b)(2)(ii) hereof.

               (c) Securities Act Legends. Restricted Securities and their Successor Securities shall bear a Restricted Securities Legend and Regulation S Securities and their Successor Securities shall bear a Regulation S Legend, subject to the following:

               (1) subject to the following clauses of this Section 3.05(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

               (2) subject to the following clauses of this Section 3.05(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act legend borne by such other Security, provided that, if such new Security is required pursuant to Section 3.05(b)(2)(iii) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

               (3) Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including any shelf registration contemplated by the Exchange and Registration Rights Agreement) shall not bear a Securities Act Legend;

               (4) notwithstanding the foregoing provisions of this Section 3.05(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three;

               (5) the Securities may not be reoffered, resold, pledged or otherwise transferred except (A)(i) to a person reasonably believed by the seller to be a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, and (B) in each case, in accordance with applicable securities laws of the United States. The Trustee shall have no duty or liability with respect to any Holder's or beneficial owner's compliance with Rule 144A or Regulation S, as applicable; and

               (6) Exchange Securities and their respective Successor Securities shall not bear a Securities Act Legend.

               (d) The provisions of clauses (1), (2), (3), (4) and (5) of this Subsection (d) shall apply only to Global Securities:

               (1) Each Global Security authenticated under this Indenture shall be registered in the name of the United States Depositary or a nominee thereof and delivered to the United States Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

               (2) Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the United States Depositary or a nominee thereof unless (A) the United States Depositary (i) has notified the Company that it is unwilling or unable to continue as United States Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor depositary within 120 days of such notice, (B) the Company, at its option, executes and delivers to the Trustee a Company Order that such Global Security shall be exchanged in whole for Securities that are not Global Securities, or (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security.

               (3) Securities issued in exchange for a Global Security or any portion thereof pursuant to clause (2) of this Subsection (d) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the United States Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the United States Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the United States Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee and the United States Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the United States Depositary or an authorized representative thereof.

               (4) In the event of the occurrence of any of the events specified in clause (2) of this Subsection (d), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

               (5) Neither any Agent Members nor any other Persons on whose behalf Agent Members may act (including Euroclear and Clearstream and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the United States Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the United States Depositary or such nominee, as the case may be, or impair, as between the United States Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

               SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

               (a) If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and stated amount at Maturity and bearing a number not contemporaneously outstanding.

               (b) (1) If there shall be delivered to the Company and the Trustee (A) evidence to their satisfaction of the destruction, loss or theft of any Security and (B) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and stated amount at Maturity and bearing a number not contemporaneously outstanding.

                    (2) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

               (c) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               (d) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               SECTION 3.07 Payment of Interest; Interest Rights Preserved.

               (a) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

               (b) Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) of this Subsection (b):

                    (1) The Company may elect to make payment of any Defaulted
               Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to clause (2) of this Subsection (b).

                    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               (c) Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

               SECTION 3.08 Persons Deemed Owners.

               Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered on the Securities Register as the owner of such Security for the purpose of receiving payment of stated amount at Maturity of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

               SECTION 3.09 Cancellation.

               All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to
Section 10.09 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

               SECTION 3.10 Computation of Interest.

               Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

               SECTION 3.11 CUSIP Numbers.

               The Company in issuing the Securities may use "CUSIP" numbers and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other notices to Holders as a convenience to

Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or other notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or notice shall not be affected by any defect in or such omission of such numbers.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

               SECTION 4.01 Satisfaction and Discharge of Indenture.

               (a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, upon a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article Twelve), when

                    (1) either

                         (i) all Securities theretofore authenticated and
                    delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                         (ii) all such Securities not theretofore delivered to
                    the Trustee for cancellation

                             (a) have become due and payable, or

                             (b) will become due and payable at their Stated
                         Maturity within one year, or

                             (c) are to be called for redemption within one year
                         under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                         and the Company, in the case of subclause (a), (b) or
                         (c) of this Subsection (a)(1)(ii), has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for stated amount at Maturity (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                    (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                    (3) the Company has delivered to the Trustee an Officers'
               Certificate and an Opinion of Counsel, each stating, as appropriate, that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

               (b) Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Subsection (a)(1) of this Section, the obligations of the Trustee under Section 4.02 and Section 10.03(e) shall survive.

               SECTION 4.02 Application of Trust Money.

               Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the stated amount at Maturity (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V
                                    REMEDIES

               SECTION 5.01 Events of Default.

               (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (1) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                    (2) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                    (3) default in the payment of principal and interest on
               Securities required to be purchased upon the occurrence of a Change of Control Triggering Event when due and payable; or

                    (4) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; or

                    (5) a default or defaults with respect to any issue or
               issues of Debt of the Company or any Subsidiary having an outstanding aggregate principal amount of $10 million or more individually or $20 million or more in the aggregate for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay all or any portion of the principal of such Debt when due and payable or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled (by cure, waiver or otherwise) within 30 days of such acceleration; provided, however, that any secured Debt in excess of the limits set forth above shall be deemed to have been declared due and payable if the lender in respect thereof takes any action to enforce a security interest against, or an assignment of, or to collect on, seize, dispose of or apply any assets of the Company or its Subsidiaries (including lock-box and other similar arrangements) securing such Debt, or to set off against any bank account of the Company or its Subsidiaries in excess of $10 million; or

                    (6) any final judgment or order (not covered by insurance)
               for the payment of money in excess of $10 million individually or $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order in excess of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                    (7) the Company or any Subsidiary shall generally not pay
               its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any Subsidiary shall take any corporate action to authorize any of the actions set forth above in this Subsection (7);

                    (8) the Company and/or one or more Subsidiaries fails to
               make (A) at the final (but not any interim) fixed maturity of any issue of Debt a principal payment of $10 million or more or (B) at the final (but not any interim) fixed maturity of more than one issue of such Debt principal payments aggregating $20 million or more and, in the case of clause (A), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (B), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (B) to exceed $20 million.

               SECTION 5.02 Acceleration of Maturity; Rescission and Annulment.

               (a) If an Event of Default (other than an Event of Default specified in Subsection 5.01(a)(7)) shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may, and the Trustee at the request of such Holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal of, premium, if any, and accrued interest on the Securities shall become immediately due and payable. If an Event of Default specified in Subsection 5.01(a)(4) or (8) occurs, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to Subsection 5.01(a)(4) or (8) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the Holders of the Relevant Debt within 60 days after the declaration of acceleration with respect thereto.

               (b) If an Event of Default specified in Subsection 5.01(a)(7) above occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

                    (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Securities, (C) the principal of (and premium, if any, on), any Securities that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Securities,

                    (2) all existing Events of Default, other than the
               non-payment of the principal of the Securities that have become due solely by such declaration of acceleration, have been cured or waived, and

                    (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

               SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

               (a) The Company covenants that if

                    (1) default is made in the payment of any interest on any
               Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                    (2) default is made in the payment of the stated amount at
               Maturity of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, including, as applicable, the stated amount at

Maturity (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue stated amount at Maturity (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

               (c) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               SECTION 5.04 Trustee May File Proofs of Claim.

               (a) In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07.

               (b) No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities.

               All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

               SECTION 5.06 Application of Money Collected.

               Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of stated amount at Maturity (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee under
               Section 6.07; and

               SECOND: To the payment of the amounts then due and unpaid for stated amount at Maturity of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for stated amount at Maturity (and premium, if any) and interest, respectively.

               SECTION 5.07 Limitation on Suits.

               No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of not less than 25% in aggregate stated amount at Maturity of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate stated amount at Maturity of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

               SECTION 5.08 Unconditional Right of Holders to Receive Stated Amount at Maturity, Premium and Interest.

               Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the stated amount at Maturity of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

               SECTION 5.09 Restoration of Rights and Remedies.

               If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

               SECTION 5.10 Rights and Remedies Cumulative.

               Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 5.11 Delay or Omission Not Waiver.

               No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

               SECTION 5.12 Control by Holders.

               The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture and shall not expose the Trustee to personal liability, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

               SECTION 5.13 Waiver of Past Defaults.

               (a) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences, except a default

                    (1) in the payment of the principal amount of (or premium, if any) or interest on any Security, or

                    (2) in respect of a covenant or provision hereof which under
               Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

               (b) Upon any such waiver described in Subsection (a) of this Section, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

               SECTION 5.14 Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

               SECTION 5.15 Waiver of Stay or Extension Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage or any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 5.16 No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees.

               No recourse for the payment of the principal of, premium, if any, or interest on, any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Securities, or because of the creation of any Debt represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Affiliate or controlling person of the Company or of any successor Person thereof.

                                   ARTICLE VI
                                   THE TRUSTEE

               SECTION 6.01 Certain Duties and Responsibilities.

               The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

               SECTION 6.02 Notice of Defaults.

               The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(a)(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

               SECTION 6.03 Certain Rights of Trustee.

               (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such functions and duties and only such functions and duties as are specifically set forth in this Indenture, and no implied duties or obligations shall be read into this Indenture against the Trustee. During the continuance of an Event of Default, the Trustee shall exercise the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. No provision of this Indenture shall be construed to relieve the Trustee from its duties, except to the extent permitted by the Trust Indenture Act. Subject to the provisions of
Section 6.01, whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

               (b)

                    (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                    (3) whenever in the administration of this Indenture the
               Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                    (4) the Trustee may consult with counsel and the oral or
               written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                    (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                    (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                    (7) the Trustee may execute any of the trusts or powers
               hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               SECTION 6.04 Not Responsible for Recitals or Issuance of Securities.

               The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not have any responsibility or liability for any information provided to Holders or any other Person, including without limitation in the solicitation of any consent or waiver hereunder, or pursuant to any offering documents, or pursuant to any Offer to Purchase.

               SECTION 6.05 May Hold Securities.

               The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

               SECTION 6.06 Money Held in Trust.

               Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

               SECTION 6.07 Compensation and Reimbursement.

               The Company agrees

               (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

               (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part (subject to the provisions of Sections 6.01 and 6.03), arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to notify the Company shall not relieve the Company of its obligations hereunder.

               SECTION 6.08 Disqualification: Conflicting Interests.

               If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

               SECTION 6.09 Corporate Trustee Required; Eligibility.

               There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

               SECTION 6.10 Resignation and Removal; Appointment of Successor.

               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

               (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate stated amount at Maturity of the Outstanding Securities, delivered to the Trustee and to the Company.

               (d) If at any time:

                    (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                    (2) the Trustee shall cease to be eligible under Section
               6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                    (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in stated amount at Maturity of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

               SECTION 6.11 Acceptance of Appointment by Successor.

               (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

               (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

               SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business.

               Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

               SECTION 6.13 Preferential Collection of Claims Against Company.

               If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

               SECTION 6.14 Appointment of Authenticating Agent.

               (a) The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions to this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

               (b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall otherwise be eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

               (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

               (d) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

               (e) If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

               "This is one of the Securities described in the within-mentioned Indenture.

                                        U.S. TRUST COMPANY OF TEXAS, N.A.
                                          As Trustee

                                        By
                                           -------------------------------------
                                           As Authenticating Agent


                                        By
                                           -------------------------------------
                                           Authorized Signatory


                                  ARTICLE VII
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

               SECTION 7.01 Company to Furnish Trustee Names and Addresses of Holders.

               The Company will furnish or cause to be furnished to the Trustee

               (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

               (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

               SECTION 7.02 Preservation of Information; Communications to Holders.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

               (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

               (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to Section 3.12 of the Trust Indenture Act.

               SECTION 7.03 Reports by Trustee.

               (a) Within 60 days after March 1 of each year commencing with the first March 1 after the first issuance of the Securities, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

               (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

               SECTION 7.04 Reports by Company.

               The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                  ARTICLE VIII
               CONSOLIDATIONS, MERGERS AND CERTAIN SALES OF ASSETS

               SECTION 8.01 The Company May Consolidate, Etc. Only on Certain Terms

               (a) The Company may not, in a single transaction or a series of related transactions,

                    (i) consolidate or merge with or into any other Person or
               permit any other Person to consolidate or merge with or into the Company, or

                    (ii) directly or indirectly transfer, sell, lease or
               otherwise dispose of all or substantially all of its assets,

               unless, in the case of clauses (i) or (ii) of this covenant:

               (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under (i) the laws of the United States or any State thereof or the District of Columbia,
                    (ii) the laws of the Republic of Liberia, (iii) the laws of the Commonwealth of the Bahamas, (iv) the laws of the Republic of the

                    Marshall Islands or (v) the laws of any other country recognized by the United States and which, in the case of any of the events under subclause (i), (ii), (iii), (iv) or
                    (v), shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture;

                    (2) immediately before and after giving effect to such
               transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and

                    (3) the Company, or if applicable, the Successor Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

               SECTION 8.02 Successor Substituted.

               Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01(in each such case the successor entity shall be known as the "Successor Company"), the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

               SECTION 9.01 Supplemental Indentures Without Consent of Holders.

               (a) Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                    (1) to evidence the succession of another Person to the
               Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                    (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                    (3) to secure the Securities pursuant to the requirements of
               Section 10.08 or otherwise; or

                    (4) to comply with any requirements of the Commission in
               order to effect and maintain the qualification of this Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Securities and thereafter maintain the qualification of this Indenture under the Trust Indenture Act; or

                    (5) to cure any ambiguity, to correct or supplement any
               provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect; or

                    (6) to issue Additional Securities as provided in Section
               3.01;

                    (7) to evidence and provide for the acceptance of
               appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.11; or

                    (8) to make any change that does not materially and
               adversely affect the rights of any Holder.

               SECTION 9.02 Supplemental Indentures with Consent of Holders.

               (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                    (1) change the Stated Maturity of the principal amount of, or any installment of interest on, any Security, or

                    (2) reduce the principal amount of, any premium payable, or the rate of interest on, any Security, or

                    (3) change the place of payment where, or the coin or
               currency in which, the principal amount of, any premium, or interest on, any Security is payable, or

                    (4) impair the right to institute suit for the enforcement of any such payment on, or with respect to, any Security, or

                    (5) reduce the percentage of the aggregate principal amount of the Outstanding Securities, the consent of whose Holders is necessary to modify or amend this Indenture, or

                    (6) modify any provision of this Indenture relating to the modification or amendment of the Indenture, except as otherwise specified in this Indenture, or

                    (7) reduce the percentage of the aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture.

               (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               SECTION 9.03 Execution of Supplemental Indentures.

               In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.01 and 6.03) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               SECTION 9.04 Effect of Supplemental Indentures.

               Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

               SECTION 9.05 Conformity with Trust Indenture Act.

               Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

               SECTION 9.06 Reference in Securities to Supplemental Indentures.

               Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X
                                   COVENANTS

               SECTION 10.01 Payment of Stated Amount at Maturity, Premium and Interest.

               The Company will duly and punctually pay the stated amount at Maturity of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

               SECTION 10.02 Maintenance of Office or Agency.

               (a) The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee in New York, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

               (b) The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               SECTION 10.03 Money for Security Payments to be Held in Trust.

               (a) If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the stated amount at Maturity of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the stated amount at Maturity (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

               (b) Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the stated amount at Maturity of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the stated amount at Maturity (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such stated amount at Maturity, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

               (c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                    (1) hold all sums held by it for the payment of the stated
               amount at Maturity of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                    (2) give the Trustee notice of any Default by the Company
               (or any other obligor upon the Securities) in the making of any payment of the stated amount at Maturity (and premium, if any) or interest; and

                    (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such

Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

               (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the stated amount at Maturity of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

               SECTION 10.04 Corporate Existence.

               Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

               SECTION 10.05 Maintenance of Properties.

               The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

               SECTION 10.06 Payment of Taxes and Other Claims.

               The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

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

               SECTION 10.07 Maintenance of Insurance.

               The Company shall, and shall cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

               SECTION 10.08 Limitation on Liens.

               The Company may not, directly or indirectly, Incur, assume or suffer to exist any Lien on or with respect to any property or assets, now owned or hereafter acquired, to secure any present or future Relevant Debt without making effective provision for securing the Securities:

                    (1) in the event such Debt is pari passu with the
               Securities, equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured, or

                    (2) in the event such Debt is subordinate in right of
               payment to the Securities, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

               SECTION 10.09 Change of Control Triggering Event.

               (a) Within 30 days of the occurrence of a Change of Control Triggering Event, the Company will be required to make an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (including any Additional Interest), if any, to the date of purchase.

               (b) A "Change of Control" will be deemed to occur at such time as either:

                    (1) a "person" or "group" (within the meaning of Sections
               13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Holder, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Capital Stock of the Company) of more than 50% of the total voting power of the Voting Stock of the Company (calculated on a fully diluted basis); or

                    (2) individuals who at the beginning of any period of two
               consecutive calendar years constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such Board of Directors then in office.

               (c) The Company will not be required to make an Offer to Purchase any Securities upon a Change of Control Triggering Event if it has exercised its right to redeem all of the Securities as described under Article X1 in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all of the Securities validly tendered and not withdrawn under such an Offer to Purchase.

               (d) If the Company fails to make the Offer to Purchase or fails to pay the purchase price and accrued interest described above on the date specified therefor, the Trustee and the Holders of Securities will have the rights described under Section 5.01.

               (e) In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

               SECTION 10.10 Provision of Financial Information.

               (a) Whether or not the Company is required to be subject to
Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file such documents if the Company were so required. The Company shall also in any event:

                    (1) within 15 days of each Required Filing Date,

                         (i) transmit by mail to all Holders of the Securities,
                    as their names and addresses appear in the Security Register, without cost to such Holders, and

                         (ii) file with the Trustee, copies of the annual
                    reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections, and

                    (2) if filing such documents by the Company with the
               Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Holder of Securities'.

               SECTION 10.11 Statement By Officers as to Default; Compliance Certificates.

               (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (which is currently December 31), of the Company ending after the date hereof an Officers' Certificate, stating that, after conducting a review of the activities of the Company and its Subsidiaries and of the Company's and its Subsidiaries performance under this Indenture, the Company has fulfilled all obligations thereunder, or whether the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which it has knowledge.

               (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

               SECTION 10.12 Waiver of Certain Covenants.

               The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 8.01, Sections 10.04 to 10.11, inclusive, and Sections 10.13 to 10.14, inclusive, if before the time for such compliance the Holders of at least a majority in stated amount at Maturity of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

               SECTION 10.13 Indemnification of Judgment Currency.

               The Company shall indemnify the Trustee and any Holder against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security (by reason of the Company being in default under this Indenture) and being expressed and paid in a currency (the "Judgment Currency") other than U.S. Dollars, and as a result of any variation between (i) the rate of exchange at which the U.S. Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date that the amount of the Judgment Currency is actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. Dollars as quoted by The Bank of New York at its central foreign exchange desk in its head office in New York City at 12:00 noon.

               SECTION 10.14 Payments for Consent.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

               SECTION 10.15 Additional Amounts.

               (a) All payments made by the Company under or with respect to the Securities shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter "Taxes") imposed or levied by or on behalf of any Taxing Jurisdiction, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the Securities, the Company shall pay such additional amounts of interest ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the Company will not pay any Additional Amounts in connection with any Taxes that are imposed due to any of the following ("Excluded Additional Amounts"):

                    (1) the Holder or beneficial owner has some connection with the Taxing Jurisdiction other than merely holding the Securities or receiving principal or interest payments on the Securities (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

                    (2) any tax imposed on, or measured by net income;

                    (3) the Holder or beneficial owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (A) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Tax, (B) the Holder or beneficial owner is able to comply with such requirements without undue hardship, and (C) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, the Company has notified such Holder that such Holder will be required to comply with such requirements;

                    (4) the Holder fails to present (where presentation is
               required) its Security within 30 calendar days after the Company has made available to the Holder a payment of principal or interest, provided that the Company will pay Additional Amounts which a Holder would have been entitled to had the Security owned by such Holder been presented on any day (including the last day) within such 30-day period;

                    (5) any estate, inheritance, gift, value added, use or sales
               Taxes or any similar Taxes;

                    (6) where any Additional Amounts are imposed on a payment on the Securities to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

                    (7) where the Holder or beneficial owner could avoid any
               Additional Amounts by requesting that a payment on the Securities be made by, or presenting the relevant Securities for payment to, another Paying Agent located in a Member State of the European Union.

               (b) The Company shall also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company shall furnish to the Holders of the Securities, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

               (c) The Company shall indemnify and hold harmless each Holder for the amount (other than Excluded Additional Amounts) of (1) any Taxes not withheld or deducted by the Company and levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed with respect to any reimbursement under clause (1) or (2) of this paragraph (c) of this Section 10.15.

               (d) At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Security, such mention (except where expressly mentioned) shall be deemed to include mention of the payment of Additional Amounts provided for in this
Section 10.15 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                                   ARTICLE XI
                            REDEMPTION OF SECURITIES

               SECTION 11.01 Right of Redemption.

               (a) At the Company's option, the Company may redeem the Securities in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 50 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

               (b) At the Company's option, the Company may redeem the Securities in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the Securities to be redeemed together with accrued and unpaid interest thereon to the Redemption Date, and any other amounts owed to the Holders of the Securities under the terms of this Indenture or the Securities, upon notice mailed to each Holder of Securities at the addresses appearing in the Security Register, if, as a result of any change or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after June 22, 2001, the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts, to a Holder in accordance with Section 10.15 hereof, provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company which would not involve any liability of any kind to the Company, except for any cost or expense which is minimal, not including substitution of the obligor under the Securities.

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               SECTION 11.02 Applicability of Article.

               Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

               SECTION 11.03 Election to Redeem; Notice to Trustee.

               The election of the Company to redeem the Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 30 days nor more than 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein.

               SECTION 11.04 Selection by Trustee of Securities to Be Redeemed.

               (a) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. Securities and any portions of such Securities selected by the Trustee shall be in amounts of $1,000 or integral multiples thereof.

               (b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

               (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               SECTION 11.05 Notice of Redemption.

               Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

               All notices of redemption shall state:

               (a) the principal amount of each Security held by such Holder to be redeemed;

               (b)  the Redemption Date;

               (c)  the Redemption Price;

               (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue on and after said date;

               (e)  the CUSIP number;

               (f) if fewer than all of the Outstanding Securities are to be redeemed, then the identification and principal amounts at Maturity of the particular Securities to be redeemed; and

               (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

               Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at their request, by the Trustee in the name and at the expense of the Company.

               SECTION 11.06 Deposit of Redemption Price.

               On or prior to any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption
Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

               SECTION 11.07 Securities Payable on Redemption Date.

               (a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07.

               (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

               SECTION 11.08 Securities Redeemed in Part.

               Any Security that is to be redeemed only in part shall be surrendered to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 10.02 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the principal amount of the Security so surrendered that is not redeemed.

                                  ARTICLE XII
                       DEFEASANCE AND COVENANT DEFEASANCE

               SECTION 12.01 Company's Option to Effect Defeasance or Covenant Defeasance.

               The Company may at its option by Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

               SECTION 12.02 Defeasance and Discharge.

               Upon the Company's exercise of the option provided in Section
12.01 applicable to this Section, on the 123rd day after the deposit of funds with the Trustee (as more fully discussed below), the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in
Section 12.04 and as more fully set forth in such Section, payments in respect of the stated amount at Maturity of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03.

               SECTION 12.03 Covenant Defeasance.

               Upon the Company's exercise of the option provided in Section
12.01 applicable to this Section, (a) the Company shall be released from its obligations under Sections 10.05 through 10.10, inclusive and 10.15, and clauses
(2) and (3) of Section 8.01(a), (b) the occurrence of an event specified in Sections 5.01(a)(3), 5.01(a)(4) (with respect to any of Sections 10.05 through 10.10, inclusive and Section 10.15), 5.01(a)(5), 5.01(a)(6) and 5.01(a)(8) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

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               SECTION 12.04 Conditions to Defeasance or Covenant Defeasance.

               (a) The following shall be the conditions to application of
Section 12.02 to the then Outstanding Securities:

                    (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) United States Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest, if any, on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "United States Government Obligations" means securities that are
               (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such United States Government Obligation or a specific payment of principal of or interest on any such United States Government Obligation held by such custodian for the account of the Holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the United States Government Obligation or the specific payment of principal of or interest on the United States Government Obligation evidenced by such depository receipt.

                    (2) In the case of an election under Section 12.02, the
               Company has delivered to the trustee (A) either (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by copy of) a ruling of the Internal Revenue Service to the same effect or based upon a change in applicable U.S. federal income tax law after the date of the indenture or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
               Section 15 of the New York Debtor and Creditor Law.

                    (3) Immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which The Company is a party or by which the Company is bound.

                    (4) If at such time the Securities are listed on a national securities exchange, the Company has delivered to the trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge.

                    (5) Such deposit, defeasance or covenant defeasance and
               discharge shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

                    (6) The Company shall have delivered to the Trustee an
               Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.02 or the covenant defeasance under
               Section 12.03 (as the case may be) have been complied with.

               (b) (i) The provisions described in clauses (1), (2)(B), (3) and
(4) in Subsection (a) and (ii) the delivery by the Company or the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, shall be conditions to the application of Section 12.03 to the then Outstanding Securities.

               SECTION 12.05 Deposited Money and United States Government Obligations to be Held in Trust: Other Miscellaneous Provisions.

               (a) Subject to the provisions of the last paragraph of Section 10.03, all money and United States Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 12.05, the "Trustee") pursuant to Section 12.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

               (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

               (c) Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or United States Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

               SECTION 12.06 Reinstatement.

               If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 or 12.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 12.02 or 12.03; provided, however, that if the Company makes any payment of stated amount at Maturity of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                             ---------------------

               This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        TEEKAY SHIPPING CORPORATION



                                        By:
                                            ------------------------------------
                                            Title:



                                        By:
                                            ------------------------------------
                                            Title:







                                        U.S. TRUST COMPANY OF TEXAS, N.A.,
                                        AS TRUSTEE



                                        By:
                                            ------------------------------------
                                            Title:

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate

                            REGULATION S CERTIFICATE

U.S. Trust Company of Texas, N.A.,
                  As Trustee



               Re: Teekay Shipping Corporation

                   8.875% Senior Notes due July 15, 2011 (the "Securities")

               Reference is hereby made to the Indenture, dated as of June 22, 2001 (the "Indenture"), between Teekay Shipping Corporation and U.S. Trust Company of Texas, N.A., as Trustee. Terms used but not defined herein and defined in Regulation S or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

               This certificate relates to U.S. $_______________ stated amount at Maturity of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

               ISIN No(s).
                           -----------------------------------------------------

               CERTIFICATE No(s).
                                  ----------------------------------------------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the United States Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

               The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security or an interest therein. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, such transfer is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (2) the offer of the Specified Securities was not made to a person in the United States;

               (3) either:

                         (i) at the time the buy order was originated, the
                    Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                         (ii) the transaction is being executed in, on or
                    through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (4) no directed selling efforts in contravention of the requirements of Rule 904(b) have been made in the United States by or on behalf of the Owner or any affiliate thereof; and

               (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers under the Purchase Agreement.

Dated:
       ------------------

                                        (Print the name of the Undersigned, as
                                        such term is defined in the second
                                        paragraph of this certificate.)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        (If the Undersigned is a corporation,
                                        partnership or fiduciary, the title of
                                        the person signing on behalf of the
                                        Undersigned must be stated.)

                                                              ANNEX B -- Form of
                                               Restricted Securities Certificate

                        RESTRICTED SECURITIES CERTIFICATE

U.S. Trust Company of Texas, N.A.,
                  As Trustee





               Re: Teekay Shipping Corporation
                   8.875% Senior Notes due July 15, 2011 (the "Securities")

               Reference is hereby made to the Indenture, dated as of June 22, 2001 (the "Indenture"), among Teekay Shipping Corporation and U.S. Trust Company of Texas, N.A., as Trustee. Terms used but not defined herein and defined in Rule 144A or in the Indenture shall have the meanings given to them in Rule 144A or the Indenture, as the case may be.

               This certificate relates to U.S. $_______________ stated amount at maturity of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

               CUSIP No(s).
                            ----------------------------------------------------

               CERTIFICATE No(s).
                                  ----------------------------------------------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the United States Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

               The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security or an interest therein. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

               (1) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (2) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

               Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Securities for a beneficial interest in the Restricted Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to the Restricted Global Securities pursuant to the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers under the Purchase Agreement.

Dated:
       ------------------

                                        (Print the name of the Undersigned, as
                                        such term is defined in the second
                                        paragraph of this certificate.)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        (If the Undersigned is a corporation,
                                        partnership or fiduciary, the title of
                                        the person signing on behalf of the
                                        Undersigned must be stated.)